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                                                                   EXHIBIT 10.14


                               SEVERANCE AGREEMENT

                  THIS SEVERANCE AGREEMENT (this "Agreement"), dated as of December 27, 2001 (the "Effective Date"), is entered into between Associated Materials Incorporated, a Delaware corporation (the "Company"), and Robert L. Winspear (the "Executive"). Certain terms used in this Agreement with initial capital letters are defined in Section 9.

                                    RECITALS:

                  1. The Executive is an executive officer of the Company and is a key employee of AMI Management Company, a Delaware business trust which is wholly owned by the Company.

                  2. The Company desires to establish certain minimum severance benefits for certain of the employees of the Company and its Subsidiaries, including the Executive, applicable in the event of a Change in Control.

                  3. The Company desires to provide an incentive for the Executive to remain in the employ of the Company and/or its Subsidiaries.

                  NOW, THEREFORE, the Company and the Executive agree as follows:

                  1. Operation of Agreement. This Agreement will be binding upon its execution, but, notwithstanding anything in this Agreement to the contrary, this Agreement will not be operative unless and until a Change in Control occurs. Upon the occurrence of a Change in Control at any time during the Term, this Agreement shall become immediately operative without further action.

                  2. Termination Following a Change in Control. (a) In the event of a Change in Control, if the Executive's employment is terminated by the Company or a Subsidiary during the Severance Period, the Executive shall be entitled to the benefits provided by Section 3 unless such termination is the result of the occurrence of one or more of the following events:

                           (i) The Executive's death;

                           (ii) If the Executive becomes permanently disabled within the meaning of, and begins actually to receive disability benefits under, the long-term disability plan applicable to the Executive immediately prior to the Change in Control; or

                           (iii) Cause;

If, during the Severance Period, the Executive's employment is terminated by the Company or any Subsidiary other than pursuant to Section 2(a), the Executive will be entitled to the benefits provided by Section 3.



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                  (b) In the event of a Change in Control, the Executive may terminate employment with the Company and any Subsidiary during the Severance Period with the right to severance compensation as provided in Section 3 upon the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause, for such termination has occurred, including other employment):

                           (i) the failure to elect, reelect or otherwise maintain the Executive in the office or position with the Company and/or a Subsidiary that the Executive held immediately prior to a Change in Control;

                           (ii) (A) a reduction in the Executive's Base Pay or
         (B) the termination or reduction of the Executive's rights to Employee Benefits (including any reduction or termination of the Executive's opportunity to earn Incentive Pay pursuant to any plan or program in effect immediately prior to the Change in Control), in either case which is not remedied by the Company within 10 calendar days after receipt by the Company of notice from the Executive of such reduction or termination;

                           (iii) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position or positions with the Company which the Executive held immediately prior to the Change in Control, without the prior written consent of the Executive, which is not remedied within 10 calendar days after receipt by the Company of written notice from the Executive of such change; or

                           (iv) the Company requires the Executive to have his principal place of work changed to any location that is more than 35 miles from the location thereof immediately prior to the Change in Control, without his prior written consent.

                  (c) A termination by the Company or a Subsidiary pursuant to
Section 2(a) or by the Executive pursuant to Section 2(b) will not affect any rights that the Executive may have pursuant to any agreement, plan or policy of the Company or a Subsidiary providing Employee Benefits, which rights shall be governed by the terms thereof.

                  3. Severance Compensation. (a) If, following the occurrence of a Change in Control, the Company or a Subsidiary terminates the Executive's employment during the Severance Period other than pursuant to Section 2(a), or if the Executive terminates his employment pursuant to Section 2(b), the Company will (1) pay or cause to be paid to the Executive the amounts described in Sections 3(b), 3(c), 3(d) and 3(e) within five business days after the Termination Date, (2) continue to provide to the Executive the benefits described in Section 3(f) for the period described therein, and (3) provide the Executive the benefits described in Section 3(g) for the period described therein.

                  (b) A lump sum payment in an amount equal to all Base Pay and Incentive Pay owed to the Executive for periods on or prior to the Termination Date.

                  (c) A lump sum payment in an amount equal to two times the Base Pay (at the highest rate in effect for any period prior to the Termination
Date).



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                  (d) A lump sum payment equal to two times Incentive Pay (in an amount equal to the highest amount of Incentive Pay earned by the Executive in any calendar year during the three calendar years immediately preceding the calendar year in which the Change in Control occurred).

                  (e) In the event that the Termination Date occurs after June 30 in any calendar year, a lump sum payment equal to one times Incentive Pay (in an amount equal to the highest amount of Incentive Pay earned by the Executive in any calendar year during the three calendar years immediately preceding the calendar year in which the Change in Control occurred), multiplied by a fraction, the numerator of which is the number of days between (and including) January 1 of the calendar year in which the Termination Date occurs and the Termination Date, and the denominator of which is 365.

                  (f) For a period of 24 months following the Termination Date (the "Continuation Period"), the Company will provide or arrange to provide the Executive with Employee Benefits that are welfare benefits and other perquisites (but not stock option, stock purchase or similar stock-based benefits) substantially similar to those that the Executive was receiving or entitled to receive immediately prior to the Termination Date (or, if greater, immediately prior to the reduction, termination, or denial described in Section 2(b)(ii)). If and to the extent that any benefit described in this Section 3(f) is not or cannot be paid or provided under any Company plan or program, then the Company will pay or provide for the payment to the Executive, his dependents and beneficiaries, of such Employee Benefits. Without otherwise limiting the purposes of Section 4, Employee Benefits otherwise receivable by the Executive pursuant to this Section 3(f) will be reduced to the extent comparable welfare benefits and other perquisites are actually received by the Executive from another employer during the Continuation Period following the Executive's Termination Date, and any such benefits actually received by the Executive shall be reported by the Executive to the Company.

                  (g) For the Continuation Period, the Company will pay (or promptly reimburse the Executive for) the cost of executive outplacement services selected by the Executive; provided that the cost thereof paid by the Company shall not exceed $30,000.

                  (h) Notwithstanding any provision of this Agreement to the contrary, the parties' respective rights and obligations under this Section 3 will survive any termination or expiration of this Agreement or the termination of the Executive's employment following a Change in Control for any reason whatsoever.

                  4. No Mitigation Obligation. The payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable, and the Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, except as expressly provided in the last sentence of Section 3(f).

                  5. Employment Rights. Nothing in this Agreement will create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company or any Subsidiary prior to or following any Change in Control.



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                  6. Withholding of Taxes. The Company or a Subsidiary may
withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company or a Subsidiary is required to withhold pursuant to any applicable law, regulation or ruling.

                  7. Legal Fees and Expenses. It is the intent of the Company that the Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of the Executive's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive under this Agreement. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Without respect to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the foregoing; provided that, in regard to such matters, the Executive has not acted in bad faith or with no colorable claim of success. The fees and expenses of counsel solicited from time to time by the Executive shall be paid, or reimbursed to the Executive if paid as promptly as practicable (and in any event within 15 calendar days) upon presentation of a statement or statements prepared by such counsel in accordance with its customary practices.

                  8. Limitation on Payments and Benefits. Notwithstanding any provision of this Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement (or any other agreement to which the Executive is a party, including any stock option agreement) would be an "Excess Parachute Payment," within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment. The determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by either the Executive or the Company, by a firm of independent accountants or a law firm selected by the Company and reasonably acceptable to the Executive. The fact that the Executive's right to payments or benefits may be reduced by reason of the limitations contained in this Section 8 shall not of itself limit or otherwise affect any other rights of the Executive other than pursuant to this Agreement. In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this
Section 8, the Executive shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section 8. The Company shall provide the Executive with all information reasonably requested by the



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Executive to permit the Executive to make such designation. In the event that the Executive fails to make such designation within 10 business days of the Termination Date, the Company may effect such reduction in any manner it deems appropriate.

                  9. Certain Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

                  (a) "Base Pay" means the Executive's annual base salary, at the rate as in effect from time to time.

                  (b) "Cause" means that, prior to any termination pursuant to
Section 2(b), the Executive shall have:

                           (i) been convicted of a criminal violation involving fraud, embezzlement or theft;

                           (ii) committed intentional wrongful damage to property of the Company or any Subsidiary; or

                           (iii) committed intentional wrongful disclosure of confidential information of the Company or any Subsidiary;

and any such act shall have been materially harmful to the Company. For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. Nothing herein will limit the right of the Executive or his beneficiaries to contest the validity of any determination by the Company to terminate the Executive for Cause.

                  (c) "Change in Control" means any transaction or series of transactions, the result of which causes any person (as the term "person" is used in Section 13(d)(3) of the Securities Exchange Act (any such person being hereafter referred to as a "Person"), other than one or more members of the Winspear Family, to become the beneficial owner (as the term "beneficial owner" is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Securities Exchange Act) of securities representing more than 50% of the combined voting power of the then-outstanding Voting Stock of the Company. For the purpose of this Agreement, any Person (including any member of the Winspear Family) shall be deemed to beneficially own shares of Voting Stock of the Company held directly or indirectly in accordance with Rule 13d-3.

                  (d) "Employee Benefits" means the benefits provided under the employee benefit plans and programs in which the Executive is entitled to participate, including any retirement income or welfare benefit, incentive compensation, life, health or other insurance (whether funded by actual insurance or self insured by the Company or any Subsidiary), disability, automobile allowance and other employee benefit policies, plans or programs that may now exist or any equivalent successor policies, plans, programs or arrangements that may be



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adopted hereafter by the Company or a Subsidiary, providing benefits at least as great in the aggregate as are payable thereunder prior to a Change in Control.

                  (e) "Incentive Pay" means an annual cash bonus, profit-sharing, incentive or other payment of compensation, in addition to Base Pay, made or to be made in regard to services rendered in any year or other period pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of the Company or a Subsidiary, or any successor thereto; provided that the Incentive Pay shall not include any stock options or other stock-based compensation.

                  (f) "Severance Period" means the period of time commencing on the date of the first occurrence of a Change in Control and continuing until the second anniversary of the occurrence of the Change in Control.

                  (g) "Subsidiary" means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock, including AMC Management Company, a Delaware business trust.

                  (h) "Term" means the period commencing as of the Effective Date and expiring as of the later of (i) the close of business on December 31, 2003 or (ii) the expiration of the Severance Period; provided, however, that if, prior to a Change in Control, the Executive ceases for any reason to be an employee of the Company and any Subsidiary, the Term shall be deemed to have expired and this Agreement will immediately terminate without further action and be of no further effect.

                  (i) "Termination Date" means the date on which the Executive's employment with the Company or a Subsidiary is terminated.

                  (j) "Voting Stock" means securities entitled to vote generally in the election of directors or the equivalent.

                  (k) "Winspear Family" means William W. Winspear, his affiliates (including the Winspear Family Limited Partnership and Winspear Family Investments Ltd.), the members of his immediate family (as the term "immediate family" is defined in Rule 16a-1(e) or any successor rule under the Securities Exchange Act), any trust established for the benefit of William W. Winspear or members of his immediate family and any private charitable foundation controlled by William W. Winspear or members of his immediate family.

                  10. Successors and Binding Agreement. (a) This Agreement is binding upon the Company and any successor to the Company (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but this Agreement is not otherwise assignable by the Company.

                  (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.



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                  (c) This Agreement is personal in nature, and neither party shall, without the consent of the other, assign this Agreement or any rights or obligations hereunder except as provided in this Section 10.

                  11. Notices. For all purposes of this Agreement, all notices required or permitted to be given hereunder will be in writing and will be deemed to have been given when hand delivered or five business days after having been mailed by certified mail, return receipt requested, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing, except that notices of changes of address shall be effective only upon receipt.

                  12. Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

                  13. Validity. If any provision of this Agreement is held invalid or otherwise unenforceable, the remainder of this Agreement will not be affected, and the provision so held to be invalid or otherwise unenforceable will be reformed to the extent (and only to the extent) necessary to make it valid or enforceable.

                  14. Certain Matters. Without limiting the rights of the Executive at law or in equity, if the Company or a Subsidiary fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in The Wall Street Journal. Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

                  15. Amendments. No provision of this Agreement may be modified unless such modification is agreed to in writing and signed by the Executive and the Company.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the Effective Date.

                               ASSOCIATED MATERIALS INCORPORATED

                               By:   /s/ William W. Winspear
                                     -------------------------------------------
                                     William W. Winspear, Chairman of the Board,
                                     President and Chief Executive Officer


                               /s/ Robert L. Winspear
                               -------------------------------------------------
                               Robert L. Winspear



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